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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements Nos. 333-16905, 333-22749, 333-96393, 333-38626, 333-99749, and 333-99751 of
Forrester Research, Inc. on Form S-8 of our report dated January 28, 2003 [(February 24, 2003 with respect to Note 17), which report expresses an unqualified opinion and includes explanatory paragraphs relative to the adoption of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" and the application of procedures relating to certain disclosures of financial statement amounts related to the 2001 and 2000 financial statements that were audited by other auditors who have ceased operations], relating to the consolidated financial statements of Forrester Research, Inc. as of and for the year ended December 31, 2002, appearing in this Annual Report on Form 10-K of Forrester Research, Inc. for the year ended December 31, 2002.


/s/ Deloitte & Touche LLP

Boston, Massachusetts
March 28, 2003